2018 Analyst and Investor Day May 11, 2018 New York City 1

Jake Elguicze Treasurer and Vice President, Investor Relations 2

Forward-Looking Statements All statements included in this presentation and our discussion, other than statements of historical fact, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” “goals,” “objectives” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business and the industry and markets in which we operate. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which are difficult to predict. These risks and uncertainties are addressed in the our SEC filings, including our most recent Form 10-K. You should carefully read the factors described in the “Risk Factors” section of the Form 10-K for a description of certain risks that could, among other things, cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operation and financial condition. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update or revise any forward-looking statement, regardless of future developments or availability of new information, except as may be required by law. Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, organic constant currency revenue growth, adjusted gross and operating margins, adjusted diluted earnings per share, adjusted tax rate and free cash flow. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling historical non-GAAP financial measures and certain forecasted non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices to this presentation. For additional information, see “Note on Non-GAAP Financial Measures” in the appendices to this presentation. Additional Notes Unless otherwise noted, the following slides reflect continuing operations. 3

Clinician Disclosures • Dr. David Sussman and Dr. Gregg R. Eure are paid to consult for Teleflex Incorporated • The opinions expressed by these clinicians are their own and do not necessarily reflect the views of Teleflex Incorporated 4

Agenda Strategic Overview Liam Kelly – President and Chief Executive Officer Americas Market Update and 3-Year Growth Drivers Jay White, President, The Americas APAC Market Update and 3-Year Growth Drivers Sunny Goh, President, APAC 5 Minute Intermission 5

Agenda Continued EMEA Market Update and 3-Year Growth Drivers Jean-Luc Dianda, President, EMEA Interventional Market Update and 3-Year Growth Drivers Stewart Strong, President and General Manager, Interventional Interventional Urology Market Update and 3-Year Growth Drivers Dave Amerson, President and General Manger, Interventional Urology UroLift® System Physician Presentations David Sussman, D.O, FACOS, Delaware Valley Urology Gregg R. Eure, M.D., FACS, Urology of Virginia Question and Answer Session 6

Agenda Continued Financial Overview and 3-Year Outlook Thomas Powell – Executive Vice President and Chief Financial Officer Brief Concluding Remarks Liam Kelly – President and Chief Executive Officer Question and Answer Session Product Demonstrations Lunch Reception 7

Remaining 2018 Quarterly Earnings Dates Second Quarter 2018 August 2, 2018 Third Quarter 2018 November 1, 2018 Fourth Quarter 2018 February 21, 2019 8 Note: dates are tentative until posted on www.teleflex.com.

9 Liam Kelly President and Chief Executive Officer 9

Making a Difference Teleflex products are used everyday: 31,000 1,600 In 31,000 surgical procedures To help more than 1,600 patients who in the United States require vascular access intervention 6,000 3,200 To care for more than 6,000 By emergency responders to treat patients in the Intensive Care Unit 3,200 patients in the field 10 Source: Teleflex Management estimates

Demographics and Industry Trends in Our Favor 10,000 People turn 65 in the U.S. everyday1 Lower acuity patients moving to lower cost 1.1B sites of service People 50+ in Asia by 20252 11 1. Pew Research Center: http://www.pewresearch.org/fact-tank/2010/12/29/baby-boomers-retire/ 2. APACMed: http://www.apacmed.org/content/uploads/2017/02/APACMed-Annual-Report-2016-online.pdf

Well Positioned to Compete in Today’s Dynamic Industry Value Based Reimbursement Fee-for-service transforming to incentive-based-system Quality Transparency CMS tracking safety, mortality and re-admission measures Consumer Driven Healthcare Educated patients who demand the best clinical outcomes Portfolio Selling Ability to provide wide breadth of products to healthcare providers Sources: CMS, Medicare: 12 https://www.cms.gov/Medicare/Quality-Initiatives-Patient-Assessment-Instruments/HospitalQualityInits/OutcomeMeasures.html https://www.medicare.gov/hospitalcompare/search.html?

Teleflex Investment Thesis Global • Leading positions in growing markets (vascular, interventional access, interventional urology) Leadership • Established and respected global brands • Global scale to succeed in today’s healthcare marketplace Unique Size • More nimble than larger device companies • FY17 revenues of $2.146 billion, up 14.1% year over year on a constant currency basis, Track Record up 3.2% on an organic constant currency basis of Execution • FY17 adjusted GM up 170 bps; adjusted operating margin up 100 bps; adjusted earnings per share up 14.4% year over year • Recent scale acquisitions, new product introductions and emerging markets transforming Momentum in 2018 growth profile Note: See appendicies for reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures. 13

Portfolio Transformation 2010 2018 Multiple industries: medical, aerospace, commercial 100% Medical devices Regionally focused leadership Product/customer focused leadership Commoditized, hospital supply business Higher value, differentiated products Organic growth driven by new products Limited new product pipeline and demographics Geography focused, unleveraged sales force Call point focused, leveraged sales force Non-optimal manufacturing and global operations Consolidated, lower-cost manufacturing 14

Teleflex Segments at a Glance 2017 YoY YoY % of Revenues As-Reported Constant Total (mm) Growth Currency Growth Business Vascular NA $313.6 6.2% 6.1% 15% Interventional NA $220.6 167.6% 167.5% 10% Anesthesia NA $198.0 (0.4%) (0.5%) 9% $2.146 Surgical NA $175.2 1.7% 1.6% 8% Billion EMEA $552.7 8.2% 6.3% 26% FY2017 global revenues Asia $269.2 7.9% 7.0% 13% OEM $183.0 13.7% 13.2% 8% All Other $234.0 18.1% 18.0% 11% 15 Note: See appendicies for reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Historical Revenue Growth $2,146 (in millions) $1,868 $1,840 $1,810 $1,696 $1,551 ~4% $1,493 Average organic constant currency revenue growth, 2015 - 20171 2011 2012 2013 2014 2015 2016 2017 1 Approximate average of annual organic constant currency revenue growth from 2015 though 2017 16 Note: See appendices for reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures

Track Record of Adjusted Gross and Operating Margin Expansion Adjusted Gross Margin Adjusted Operating Margin +170 bps 55.8% +100 bps 25.1%55.8% +140 bps +260 bps 54.1% 54.124.1%% +120 bps +150 bps 52.7% 52.721.5%% 51.5% 20.0%51.5% 2014 2015 2016 2017 2014 2015 2016 2017 17 Note: figures represent adjusted gross and operating margin. See Appendices for reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

Core Strategic Building Blocks Teleflex is a Differentiated Med Tech Asset Drive Organic Deliver Non-Revenue Continue to be a Align Portfolio Continue to Attract Revenue Growth Dependent Margin Serial Acquirer with Favorable Key Talent Expansion Demographics • Address major • Execute restructuring • Acquire high-growth, • Focus product suite on • Focus on culture healthcare challenges and footprint high-margin procedures that cannot • Live our core values • Improve outcomes realignment initiatives businesses with be postponed differentiated assets • Keep people at the with less invasive, • Take more of our • Focus commercial center of all we do evidence-based business direct • Focus on scale efforts in geographies procedures • Leverage M&A across and late stage with improving • Accelerate long term global infrastructure technologies demographics organic growth through • Improve process with scale M&A each transaction 18

Teleflex 2021: 3 Year Growth Drivers High growth company with gross and operating margin expansion Execute Leverage strategic global M&A Drive infrastructure Medium Continued utilization Invest in cadence of growth key disease growth of new products company states and product markets with gross and launches operating margin expansion 2018 2021 19

Invest in Key Disease States and Markets Catheter complications Drive utilization Interventional procedures Drive utilization/ Grow market share Percutaneous laparoscopy Grow market share Anesthesia and Emergency medicine Drive utilization Men’s health Drive utilization 20

# Maintain Cadence of Organic Growth from New Products^

Constant Currency Revenue Growth from New Products Year-Over-Year


0.9%
1.1%
1.3%
1.9%
2014
2015
2016
2017

**2014**

Key Growth Contributors

- VPS catheter navigation
- EASK CVC
- Rusch DispoLED

**2015**

Key Growth Contributors

- EASK CVC
- Rusch DispoLED
- ConchaTherm Neptune

**2016**

Key Growth Contributors

- ConchaTherm Neptune
- VPS catheter navigation
- EASK CVC

**2017**

Key Growth Contributors

- VPS catheter navigation
- AutoCAT 3
- PICCs

^Growth from new products defined as growth driven by products launched over previous 36 months
See Appendices for reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures

21

Teleflex®

Drive Utilization of Growth Products Arrow® ON-Control® Powered Bone Access System Arrow ® EZ-IO® The UroLift® Intraosseous System Vascular Access Device LMA® SureSeal™ Percutaneous ® 100% Silicone Access Devices Turnpike Catheter 22

Leverage Global Infrastructure Strategies • Leverage recent go-directs to strengthen control of commercial channels • Drive adoption of NeoTract and VSI products in new markets • Drive clinically differentiated new products across vascular, interventional, surgical and urology ORANGE: Americas BLUE: Europe, Middle East and Africa GREEN: Asia Pacific 23

2018 Teleflex Distributor Versus Direct Revenue Mix Total expected 2018 1 revenues: ~6% Distributor $2.468B - ~94% Direct sales $2.490B Opportunity exists to further control sales channel and expand margins in select markets 24 1. Includes only those distributors outside of the U.S. representing Teleflex in specific territories, marketing and selling Teleflex products directly to end customers

Restructuring Programs Delivering Margin Expansion Restructuring Initiatives to Date ~$60M • North America facility consolidations of annual pre-tax savings • Reorganization of strategic business units and shared service center functions delivered through 20171 • Centralization of European administrative functions • Integration of Vascular Solutions Note: Please see appendices for detailed restructuring plan summary and footnotes 1. Includes $45 million in savings associated with 2014 to 2017 ongoing restructuring initiatives and approximately $15 million associated with 2015 restructuring plan which has 25 been completed

2018 Footprint Realignment Plan: Incremental Savings Initiatives Relocating certain manufacturing to existing $25M – lower-cost location ~$25M- Outsourcing certain distribution operations $30M Expect to begin realizing savings in 2018 $30M Expect to be substantially complete by end of 2024 of anticipated annual pre-tax savings once fully implemented 26 Note: Please see appendices for detailed restructuring plan summary and footnotes

M&A Has Transformed Our Financial Profile 27

Execute Disciplined M&A Strategy Acquisition Criteria M&A Focus • Fits existing business units and call points 1 Scale • Provides superior clinical benefit to existing alternatives 2 Dealer to direct • Provides cost-benefit to the hospital • Strong IP and patent protection Late stage technology • Long product life cycles 3 4 Reverse integration 28

Teleflex 2021: 3 Year Growth Drivers High growth company with gross and operating margin expansion Execute Leverage strategic global M&A Drive infrastructure Medium Continued utilization Invest in cadence of growth key disease growth of new products company states and product markets with gross and launches operating margin expansion 2018 2021 29

High growth company 6% - 7% with gross and operating margin Anticipated average organic, expansion constant currency revenue growth from 2019 - 2021 30 1 Defined as average of annual organic, constant currency revenue growth for the full years 2019, 2020 and 2021

31 Jay White President, The Americas 31

# The Americas at a Glance

## Footprint

- ~35 Countries
- ~59k Customers
- ~40k Products



**~$1,324M FY'17 Revenue**
**~62% of Global FY'17 Revenue**
**~58% FY'17 Gross Margin**

## Revenue Base

Americas → **62% of TFX FY '17 Revenue**



Americas 62%
Rest of World 38%

**Americas FY '17 Revenue Mix**



Vascular
Interventional Access
Surgical
OEM
Anesthesia
Respiratory
Urology
Interventional Urology

32

All figures FY 2017

Teleflex®

Americas 3-Year Growth Drivers 1 1 InvestInvest in Keyin key Disease disease States states and Markets 2 2 DriveDrive Utilization utilization of ofGrowth growth Products products 3 NewNew Product product Launches launches 33

# Key Disease States and Markets

**Catheter Complications**



**Interventional Procedures**


GuideLiner
V3 catheter

**Men's Health**



**Percutaneous Laparoscopy**



**Anesthesia and Emergency Medicine**



## ~$46K
Per patient to treat catheter related infection[1]

## ~500K
Percutaneous coronary interventions annually in the U.S.[2]

## ~12M
Men actively managed for BPH in the U.S.[3]

## ~3.5M
Laparoscopic procedures performed in U.S.[4]

## >141M
Visits to the emergency room each year in the U.S.[5]

1. Health Care–Associated Infections: A Meta-analysis of Costs and Financial Impact on the US Health Care System; Eyal Zimlichman, MD, MSc; et al, JAMA Intern Med. 2013;173(22):2039-2046.
2. Mozaffarian D, et al. (2016). Heart disease and stroke statistics-2016 update: a report from the American Heart Association. Circulation. 133(4):e38-e360.
3. Sources and assumptions from: OUS Market Model 2018-20 12-8-17 FINAL, 1 Tsukamoto, Int J Urol 2009; 16: 622-627 2 US Census Bureau, International Database
4. Idata research: United States Market Report Suite for Laparoscopic Devices, 2017
5. CDC: National Hospital Ambulatory Medical Care Survey: 2014 Emergency Department Summary Tables

34
Teleflex®

Catheter Complications: Antimicrobial Technology Protected Catheters 1 Invest in Key Disease States and Markets 2 Drive Utilization of Growth Products Catheter Navigation Top Market Trends Growth Strategy • Pressures on healthcare funding linked to • Portfolio enhancement around - Right Line, patient outcomes Right Patient, Right Time™ • Increasing awareness of infection and • Data driven, health economic selling and thrombosis driving penalties and therapy costs consultative approaches • Increasing awareness of CLABSI issues with • Leverage tip placement navigation technology PICC lines • Drive standardization through our coating and kitting strategies • Investment and launch of several clinical education and professional education programs 35

# Interventional Procedures



TrapLiner® Catheter



Arrow® AC3 Optimus™
Intra-Aortic Balloon Pump

1. Invest in Key Disease States and Markets
2. Drive Utilization of Growth Products
3. New Product Launches

## Top Market Trends

- Coronary artery disease is the most common type of heart disease in the U.S. – cause of more than 370,000 deaths annually[1]
- There are over 1 million percutaneous coronary interventions (PCI) done in the US every year[2]
- 8-12 million Americans suffer from peripheral arterial disease (PAD)[3]

## Growth Strategy

- Expand new product pipeline
- Build brand awareness
- Expand professional education programs
- Deliver growth through M&A



1. CDC: https://www.cdc.gov/heartdisease/facts.htm
2. Mozaffarian D, et al. (2016). Heart disease and stroke statistics-2016 update: a report from the American Heart Association. Circulation. 133(4):e38-e360.
3. American Heart Association. Heart Disease and Stroke Statistics—2004. 2004; Dallas.

36

Teleflex®

# Men’s Health



The UroLift® System

1. Invest in Key Disease States and Markets
2. Drive Utilization of Growth Products
3. New Product Launches

## Top Market Trends

- Huge gap in care between drug therapies and tissue destructive procedures
- Dissatisfied patients dropping out of drug therapy
- Patients demanding minimally invasive solutions for BPH
- Rapidly expanding physician awareness of the UroLift® System

## Growth Strategy

- Methodical physician education and training
- “Go deep” sales strategy
- Marketing pilots in key regions
- Indication expansions
- Clinical study investment



37

Teleflex®

Percutaneous Laparoscopy 1 Invest in Key Disease States and Percutaneous Markets Access Devices 3 New Product Launches Growth Strategies Top Market Trends Growth Strategy • Broad awareness through market development • 3.5 million laparoscopic procedures activities generate demand for targeted performed in the US1 elective procedures • Patient and clinician demand for • Deepen surgical congress society relationships decreased trauma and enhanced safety • Build clinical evidence with key teaching institutions • Patient satisfaction influence • Continued investment in refining and broadening on reimbursement product portfolio • Shifts to outcome based medicine 38 1. Idata research: United States Market Report Suite for Laparoscopic Devices, 2017

# Anesthesia/Emergency Medicine: Arrow® EZ-IO® System



EZ-IO® Intraosseous Vascular Access Device

1. Invest in Key Disease States and Markets
2. Drive Utilization of Growth Products

## Top Market Trends

- >141 million visits to the emergency room in the U.S. every year[1]
- There are >500,000 adult occurrences of cardiac arrest yearly in the US with an estimated 10% survival rate[2]
- Sepsis kills a patient in the U.S. every 2.3 Minutes.[3] As many as 80% of sepsis deaths could be prevented with rapid diagnosis and treatment[4]

## Growth Strategy

- Continued leadership in professional, clinical and product training
- Methodical training on protocol for optimal outcomes
- Expand IP position in mechanical intraosseous access segment



1.CDC: National Hospital Ambulatory Medical Care Survey: 2014 Emergency Department Summary Tables
2. Mozaffarian D, Benjamin EJ, Go AS, et al: on behalf of the American Heart Association Statistics Committee and Stroke Statistics Subcommittee. Heart disease and stroke statistics—2015 update: a report from the American Heart Association. Circulation. 2015;131:e29–e322. DOI: 10.1161/CIR.0000000000000152.
3. Marik PE. Surviving sepsis: going beyond the guidelines. Ann Intensive Care. 2011. doi:10.1186/2110-5820-1-17.
4. Kumar et al. Duration of hypotension before initiation of effective antimicrobial therapy is the critical determinant of survival in human septic shock. CritCare Med. June 2006;34(6)1589-96.

39

Teleflex®

Anesthesia/Emergency Medicine: Re-Plas® Freeze-Dried Plasma 1 Invest in Key Disease States and Re-Plas® Freeze-dried Plasma Markets 3 New Product Launches Growth Strategies Top Market Trends Growth Strategy • Partner with military through regulatory process • >141 million visits to the emergency room in the U.S. every year1 • Establish battlefield (medic) or prehospital/remote settings (EMS paramedic) • Minimal plasma availability in challenging environments (e.g. prehospital, remote/rural, battlefield settings), despite demand and opportunity to save many lives • Traumatic injuries with hemorrhage require plasma transfusion to stop life-threatening bleeding 40 1. CDC: National Hospital Ambulatory Medical Care Survey: 2014 Emergency Department Summary Tables

1 Invest in Key Disease States and Markets Market Opportunities and Uses of Plasma 3 New Product Launches Potential Government Market Potential Civilian Market Military Helicopter (HEMS) • Battlefield and evacuation • 1,045 EMS rotor vehicles DHS/HHS Ambulance (GEMS) • Disaster stockpiles • 36,000 EMS ground vehicles State department Rural hospitals • US foreign embassies • 2,300 rural hospitals Solves unmet needs: time to thaw versus shelf life once thawed RePlas can achieve immediate availability while reducing logistic complexities 41

1 Invest in Key Disease States and Markets RePlas® Freeze-Dried Plasma Market 3 New Product Launches Market Size Estimate Government ~$20M - $25M Total market size $ ~$100M Civilian* ~$70M - $75M Source: Management estimates 42 *Does not include civilian trauma hospitals

1 Invest in Key Disease States and Markets RePlas® Freeze-Dried Plasma Regulatory Update 3 New Product Launches Dec 2017 April 2018 2019 FDA and DoD launch joint program to expedite FDA confirms accelerated BLA BLA submission expected medical products intended to save lives of approval pathway; confirmatory early 2019 US military; including freeze-dried plasma efficacy study must be ongoing at time of licensure ® RePlas Sterile Water Fluid Blood RePlas® FDP unit for Injection transfer set for field kit (equivalent to (SWFI) 250ml set transfusion one FFP unit) 43

44 Sunny Goh President, APAC 44

# APAC Business at a Glance

## Footprint

- ~21 Countries
- ~3,700 Customers
- ~5,400 Products



**~$269M FY'17 Revenue**
**~13% of Global FY'17 Revenue**
**~65% FY'17 Gross Margin**

## Revenue Base

APAC → **13% of TFX FY '17 Revenue**



APAC 13%
Rest of World 87%

**APAC FY '17 Revenue Mix**



Surgical
Vascular
Anesthesia
Respiratory
Interventional Access
Urology
Interventional Urology

45

All figures FY 2017

Teleflex®

APAC Med Tech Market 2020 Rankings APAC MedTech Market, $B $133B #3 $88B #1 8% US EU CAGR #2 APAC 2015 2020 A$ 65M $2.3T in ~2/3 of 511M elderly babies healthcare costs middle class people Estimated by 2020 born each year will reside in APAC by 2020 in APAC by 2030 46 Sources: Economist Intelligence Unit, Asia Pacific Risk Center, EY, Asia Pacific Med Tech Association, Global Insights, IMF; HIS Economics (2015); WHO

APAC 3-Year Growth Drivers 1 1 ExpandInvest Presence in key disease in China states 2 2 StrengthenDrive utilization Control of of growth Commercial products Channel 3 DriveNew Growth product of launchesLeadership Products 47

1 Expand Presence in China China: A Significant Growth Opportunity Tailwinds Headwinds Rising Affordability Increasing Regulatory & Middle Class Complexity & Challenges Increasing Tenders & Urbanization China Protectionist 1.4B people & Access to Care Policies Cost Containment1 & Aging Population Reimbursement Caps 1. Cost containment also includes implementation of Two-Invoice System 48 Source: Analyst Reports, National Bureau of Statistics of China, National Health and Family Planning Commission of China

1 Expand Presence in China Strategy to Accelerate Organic Growth in China 1 Defend/Innovate in Core Businesses • Hem-o-Lok® Ligation System and LMA® Airway Differentiation strategy • Clinical/consultative selling China ~4% of total FY’17 TFX revenues 2 Realize Channel Value • Channel & customer development • Training & clinical education resources China business anticipated revenue growth: 3 Optimize Go-To-Market • Coverage optimization >10% CAGR • Sales force effectiveness & key FY’19 – FY’21 account management programs 49

2 Strengthen Control of Strengthen Control of Commercial Channel Commercial Channel Strategy • Product localization - utilize in-country sourcing • Improve educational offerings and training • Reduce reliance on distributors • Expand portfolio selling capabilities 50

3 Drive Growth of Key Product Growth Contributors: APAC Leadership Products ® LMA® SureSeal™ Arrow AC3 ™ Ligation 100% Silicone Optimus Airway Intra-Aortic Balloon Pump Guideliner® Percutaneous PICC V3 Catheter Laparoscopy EZ-IO® Intraosseous ® The UroLift Vascular Access System Device 51

52 Intermission Five Minute Break 52

53 Jean-Luc Dianda President, EMEA 53

EMEA Business at a Glance Footprint Revenue Base • 105 Countries EMEA ⟶ 26% of TFX FY ‘17 Revenue • 13k Customers • 15k Products EMEA 26% Rest of World 74% EMEA FY ’17 Revenue Mix Urology Anesthesia Vascular ~$553M FY’17 Revenue Surgical ~26% of FY’17 Global Revenue Interventional Access Respiratory ~53% FY’17 Gross Margin Interventional Urology 54 All figures FY 2017

EMEA 3-Year Growth Drivers 1 1 DriveInvest Utilization in key disease in Underpenetrated states Markets 2 2 LeverageDrive utilization Recent Go of- Directsgrowth products 3 FocusNew Resources product launches on Leadership Products 55

1 Drive Utilization in Underpenetrated Markets EMEA Focus Areas and Strategies • Leverage VSI sales force investments and go-directs Interventional Access • Leverage regional increase in interventional procedural trends • Expand cadaver lab program and dedicated sales channels • Penetrate remaining Arrow® EZ-IO Intraosseous Vascular Access Intraosseous Access Device and the Arrow® OnControl® Powered Bone Access System markets • Leverage early reimbursement investments and momentum Interventional Urology • Develop clinical data to support entry into select countries • Drive anti-infectious and anti-thrombogenic range of products PICC Market Expansion • Capitalize on tip positioning offering 56

2 Leverage Recent Go-Directs Vascular Solutions Go Direct Opportunity Strategy • Recent acquisition of various legacy VSI distributors provides TFX with an opportunity to accelerate interventional revenue growth and improve margins • Focus on selling full bag capabilities • Deepen relationships with interventionalists • Leverage clinical medical affairs resources • Deploy intensive training and education 57

# Key Product Growth Contributors: EMEA

3 Focus Resources on Leadership Products

Arrow®
VPS Rhythm®
Device



PICC



Liquick X-treme
Intermittent Catheter
System



Guideliner®
V3 Catheter


GuideLiner
V3 catheter

EZ-IO® Intraosseous
Vascular Access
Device



Arrow® AC3 Optimus™
Intra-Aortic
Balloon Pump



Arrow®
OnControl®
Powered
Bone Access
System



The UroLift®
System



LMA® SureSeal™
100% Silicone
Airway



58

Teleflex®

59 Stewart Strong President and General Manager, Interventional North America 59

# Interventional North America at a Glance

## Footprint



**~$221M FY'17 Revenue**
**~10% of Global FY'17 Revenue**
**>60% FY'17 Gross Margin**

## Revenue Base

Interventional N.A. ⟶ **10% of TFX FY '17 Revenue**



Interventional N.A. 10%
Rest of TFX 90%

### Product Categories

- Coronary interventions
- Interventional radiology
- Peripheral interventions
- Cardiac assist
- Radial interventions
- Thrombectomy
- Hemodialysis
- Embolization

60
All figures FY 2017
Teleflex®

Vascular Solutions Business Update Integration on Schedule Added 8% to Teleflex’s constant currency revenue growth in FY 2017 Business became organic in February 2018 and is expected to lead to an acceleration of TFX annual organic revenue growth Distributor conversions substantially complete Continued new product momentum 61 See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results

Interventional 3-Year Growth Drivers 1 1 FurtherInvest Strengthen in key disease Commercial states Organization 2 2 DriveDrive Utilization utilization of ofGrowth growth Products products 3 EnterNew New product Markets launches 62

1 Further Strengthen Building on a Strong Commercial Base Commercial Organization Established & Respected Clinical Leader in the Interventional Radiology and Cardiology Spaces • Identify and pursue opportunities for expanded indications • Professional education for complex PCI and CTO Valued Partner for Complex PCI and Peripheral Vascular • Premium placed on rep and field clinical training • Consultative approach to procedural selling Established Commercial Organization and Customer Base • Further develop KOL relationships • Leverage new product and R&D budget • Drive revenue growth in interventional cardiology and radiology 63

2 Drive Utilization of Growth Products ARROW® On-Control® Powered Bone Access System • Up to 55% faster procedure time to improve efficiency versus manual biopsy needles1 ~$160M • Fewer second-attempt procedures required versus manual biopsy needles1,2 On-Control® Total Addressable U.S. Market1 • Consistently larger, high quality core specimens versus manual biopsy needles2,3,4,5 • Increased user control and reduced physical requirements to obtain specimens6,7 Manual Needle Core Specimen • Demonstrated significantly less patient pain after ARROW® OnControl® Core Specimen the procedure than with use of manual biopsy needles2,4 Representative specimens are shown for illustrative purposes only. Individual results may vary. 1. Cohen SC, Gore JM. Evaluation of a powered intraosseous device for bone marrow sampling. Anticanc Res 2008;28:3843-8. Research sponsored by Teleflex Incorporated. 2. Swords RT, Anguita J, Higgins RA, et al. A prospective randomized study of a rotary powered device (OnControl) for bone marrow aspiration and biopsy. J Clin Pathol 2011;64(9):809-13. doi:10.1136/jclinpath-2011-200047. Research sponsored by Teleflex Incorporated. 3. Berenson JR, Yellin O, Blumenstein B, et al. Using a powered bone marrow biopsy system results in shorter procedures, causes less residual pain to adult patients, and yields larger specimens. Diagnostic Pathology 2011;6:23. Research sponsored by Teleflex Incorporated. 4. Miller LJ, Philbeck TE, Montez DF, et al. Powered bone marrow biopsy procedures produce larger core specimens, with less pain, in less time than with standard manual devices. Hematology Reports 2011;3:e8.t. Research sponsored by Teleflex Incorporated. Incorporated. Phibeck TE and Montez OF are employees of Teleflex Incorporated. 5. Reed LJ, Raghupathy R, Strakhan M, et al. The OnControl bone marrow biopsy technique is superior to the standard manual technique for hematologists-in-training: a prospective, randomized comparison. Hematology Reports 2011;3(e21). doi:10.4081/hr.2011.e21. Research sponsored by Teleflex 64 Incorporated. 6. Lee RK, Ng AW, Griffith JF. CT-guided bone biopsy with a battery-powered drill system: preliminary results. AJR Am J Roentgenol 2013;201(5):1093-5. doi:10.2214/AJR.12.10521. 7. Symington KE, Martinez F, Cohen SC, Miller LJ, Philbeck, TE. CT-guided biopsy produces high quality specimens for diagnosis: a retrospective analysis of 64 consecutive cases using a powered biopsy device at a community based hospital. Blood 2013; 122:5381.

2 Drive Utilization of Growth Products On-Control® System Significant Utilization Opportunity On-Control® System North America Utilization per Account Strategies to Drive Utilization: • Invest in professional education 20+ kits/month 11% Leaders and cadaver training 10-18 kits/month 14% Regulars • Leverage larger interventional sales channel 6-8 kits/month 17% Aspirers • Partner with key decision makers: – Interventional radiology, pathology, oncology <4 kits/month 59% Light users 65 1. Management estimates based on: IMS Quintiles data; state, commercial and national Medicare billing data; On-Control ASP

2 Drive Utilization of Growth Products Arrow® AC3 Optimus™ Intra-Aortic Balloon Pump Advanced IABP performance even in the most critical conditions • With the onset of an elevated heart rate or arrhythmia, the patient’s survival can suddenly depend on the ability of the IABP to keep pace with the situation • The AC3 Optimus™ intra-aortic balloon pump provides intra-beat inflation timing accuracy across a broad range of patient conditions — including those with severe arrhythmias1,2 1. Donelli A, Jansen JRC, Hoeksel B, et al. Performance of a real-time dicrotic notch detection and prediction algorithm in arrhythmic human aortic pressure signals. J Clin Monit. 2002;17(3-4):181-185. Study sponsored by Teleflex. 2. Schreuder J, Castiglioni A, Donelli A, et al. Automatic intra-aortic balloon pump timing using an intra beat dicrotic 66 notch prediction algorithm. Ann Thorac Surg. 2005;79(3):1017-1022. Study sponsored by Teleflex.

2 Drive Utilization of Growth Products Turnpike® Catheters Turnpike® Spiral Catheter Distal nylon coil provides rotational assistance for enhanced trackability Turnpike® Gold Catheter Gold-plated, threaded metallic tip for enhanced advancement Turnpike® LP Catheter Low-profile version with greater tip and distal shaft flexibility for advancement through extreme tortuosity 67

# TrapLiner™ Catheter

2 Drive Utilization of Growth Products

3 Enter New Markets

## Guide Extension plus Wire Trapping

- Balloon inflates to maintain guidewire position
- Rapid exchange guide extension for backup support and deep-seating
- Gold radiopaque marker identifies trapping balloon location

Balloon inflates via a hypotube push rod, trapping the guidewire against the interior wall of the guide catheter

Guide Liner design but with shortened rapid exchange guide extension segment and hydrophilic coating



68

Teleflex®

Dave Amerson President and General Manager, Interventional Urology 69

OUR VISION: OUR MISSION: To be THE Leader To transform the standard of care for BPH by in BPH Care delivering the best patient experience and outcomes, pioneering technologies, and being the preferred industry partner of clinicians while embracing a culture that reflects our core values and allows our employees to thrive 70

NeoTract Business Update Integration on Schedule Management team intact No regrettable sales force turnover Continue to nurture high performing culture Maintain employee engagement Investing to ensure that hyper-growth revenue trajectory continues 71

# NeoTract: A Compelling Growth Asset

UROLIFT
BPH Relief. In Sight.

| | |
|---|---|
| Significant Market Opportunity | • Initial target market 8.5M U.S. BPH drug or drug drop out patients; >$30B total addressable market |
| Exceptional Clinical Data | • 2 randomized controlled trials; 7 single arm studies<br>• 25 peer-reviewed publications<br>• 5 year follow-up data published |
| Established Reimbursement | • CPT1 code January 2015<br>• 240M covered lives; 100% covered by Medicare administrative contractors |
| Strong Commercial Infrastructure | • High quality commercial sales force & management team<br>• Strong IP position and scalable manufacturing |

THE UROLIFT® SYSTEM


PET Suture
Nitinol Capsular Tab
Stainless Steel Urethral End Piece
UROLIFT

- 0% new onset sexual dysfunction
- Performed in office/ASC
- Rapid symptom relief
- Mostly catheter free
- High benefit to risk profile

72

Teleflex®

Very Large Clinical Need and Market Opportunity 0.3 Surgery Drug drop out 1.5 8.5 Million Men on drugs or drug drop out UroLift® System target market Drugs 7.0 $30B TAM Watchful waiting 3.2 12.0 Million U.S. men treated for BPH1 #Men (millions) 73 1. NeoTract internal market estimates for 2016

BPH is the Number One Reason Men Visit a Urologist Top 10 Reasons for Visits to Urologists2 BPH 1 • ~12,000 urologists in the U.S. Surgery Follow Up Prostate Cancer • ~47% of all BPH patients are in the Penis Disorder, Other care of a urologist1 Specific Exam, Other • Initial focus on ~5,500 urologists Urinary Tract Infection seeing 80% of BPH patients in the Abnormal Blood Chemistry Kidney Stones care of a urologist1 Hematuria Bladder Function Disorder 0 50 100 150 200 250 300 350 400 Annual Visits per Urologist 74 1. Estimates based on IMS data 2. IMS Health NDTI Urology Specialty Profile, July 2012 - June 2013

Revolutionizing BPH Relief – WHAT PATIENTS WANT Rapid Relief with Minimal Side Effects Durable • Reduce patient “earn out” • Retreatment rate in-line with • No impact on sexual function surgical options • Patients get back to normal life quickly Performed in Office/Day-Case Setting Economic Drivers • Less invasive for patient • Meet all stakeholder (urologist hospital, payer) needs Straightforward Procedure • Easily learned, reliable, reproducible for urologist 75

2017 Men’s Health Survey • 1,000 men and 1,000 women surveyed in 4Q17 • Measured impact of BPH on couples and to ascertain the reasons why men may not be seeking treatment • Results: while men may not be communicating about their symptoms or aware of their impact, the lives of their partners are often affected by them 76

# UroLift® System Can Be First Line Therapy

UROLIFT
BPH Relief. In Sight.™

**608** UroLift® System patients
across **16 practices**
were surveyed:

## What did we learn?

**2/3**
of patients came from drugs and watchful waiting

1. In 2016, we conducted a survey involving 608 UroLift patients across 16 urology practices in which we asked the patients what other therapy they would have chosen had the UroLift PUL procedure not existed. The results of the survey show that 66% of patients chose the UroLift PUL procedure over watchful waiting and drug therapy. The remaining 34% chose the UroLift PUL procedure over other BPH procedures.

77

Teleflex®

UroLift® System Preserves Anatomy Tissue Destructive Procedures UroLift® System PRE POST PRE POST Tissue Destroyed Anatomy Preserved • Risks of bleeding, stricture, incontinence • Safe, minimally invasive procedure • Typically weeks of discomfort • Rapid relief typically within days • Nearly all require urinary catheter • Large majority do not require catheter • Significant rate of sexual dysfunction • Sexual function preserved 1. http://w.nlm.nih.gov/medlineplus/ency/patientinstructions/000300.htm 2. http://www.greenlightforbph.com/find-out-more/faq.html 3. Roehrborn, J Urol 2013; 190: 2161-2167; 4. Shore, 78 Can J Urol 2014; 21(1): 7094-7101. 5. Capitan et al. Eur Urol 2011; 60: 734-739. 6. AUA Guidelines 2003

Exceptional Clinical Results Introducing a New Technology the Right Way An Investment Like No Other 25 • 5-Year data Clinical Papers including • 2 randomized trials two randomized studies • NICE guidance • > 50,000 patients treated across three continents Dramatically Improved Outcomes • Significant improvement at 2 weeks • 80% catheter free • Preserves sexual function, unlike surgery • Return to normal in days vs. weeks/months • Performed under local anesthesia 79

Reducing Tradeoffs Between Effectiveness and Risk Compared to Drugs Time to First Evidence of Symptom Improvement Incidence of New Onset, Sustained Sexual Dysfunction5,7 Statistically Significant at 10-16 Months5,6,7 Relief (Weeks)1,2,3,4,5 Mean AUASI Reduction Ejaculatory Dysfunction Erectile Dysfunction 12- 10.8 0%- 24 10% 8% 5.6- 7.5 3%- 4% 5% 3.4 1-3 2 0% 0% 5ARI AB 5ARI AB 5ARI AB 5ARI AB DRUGS: 5ARI = 5 alpha reductase inhibitors AB = alpha blockers Symptoms measured by AUASI (American Urological Association Symptom Index) 1. Roehrborn, Rev Urol 2009; 11(suppl 1): S1-S8; 2. Rossi, Drug Des, Dev and Therap 2010; 4: 291-297 3. Pearson, Am Fam Phys 2014; 90 (11): 769-774; 4. Cindolo, Eur Urol 2015 Sep; 68(3): 418-25; 5. Roehrborn, J Urol 2013; 190: 2161-2167; 6. Sonksen, Eur Urol 2015; 68: 643-652; 7. AUA Guidelines 2003, 2010, 2014, which address a range of outcomes 80 across alfuzosin, doxazosin, tamsulosin, and terazosin for ABs and only finasteride for 5ARIs

Reducing Tradeoffs Between Effectiveness and Risk Compared to Tissue Destructive Procedures Need for Post-Op Catheter1,2 Incidence of New Onset, Incidence of New Onset, Sustained Sexual Dysfunction3,4 Other Chronic Side Effects3,4 Ejaculatory Dysfunction Erectile Dysfunction PVP ~100% ~100% 65% TURP Laser PUL Stress 3% 3% 0% Incontinence 42% Urethral 7% 3% <1% Stricture 7% Transfusion 8% 3% 20% 0% 10% 0% 0% TURP PVP TURP PVP TURP PVP Laser Laser Laser PROCEDURES: TURP = Transurethral resection of the prostate PVP Laser = Photoselective Vaporization of the Prostate 81 1. Shore, Can J Urol 2014; 21(1): 7094-7101 ; 2. Capitan, Eur Urol 2011; 60: 734-739; 3. Roehrborn, J Urol 2013; 190: 2161-2167; 4. AUA Guidelines 2003

# Healthcare Systems Recognize UroLift® System Efficacy & Adoption

UROLIFT
BPH Relief. In Sight.

## American Urological Association
Self Assessment Study Program

? A 55-year-old man has bothersome LUTS poorly responsive to medical therapy. Pressure-flow urodynamics are shown. He refuses therapy that may result in retrograde ejaculation. The next step is:

A. TUIP

B. TUMT

C. Prostatic urethral lift (the UroLift® System)

D. Photoselective vaporization of the prostate (PVP)

E. Holmium laser enucleation of the prostate (HOLEP)

American Urological Association

UroLift PUL has been used commercially in the US for over two years. The peer-reviewed literature and real world use demonstrate that the procedure safely and durably relieves lateral lobe obstruction and improves urinary flow, leading to improvement in symptoms and quality of life. Unique among BPH interventions, PUL completely preserves sexual function. Four year data shows the procedure is durable, with retreatment rates lower than other minimally invasive techniques that are routinely covered by insurance carriers.

82

Teleflex®

Broad Reimbursement in Place Code Dedicated category 1 CPT codes specific to the prostatic urethral lift 100% Medicare Administrative Contractors (MAC) Coverage ~240 million covered lives; coverage from national commercial payers and independent networks including United, BCBS, Kaiser, Geisinger & Select Health Site of Service All sites of service covered (office, ASC, hospital) Payment Established physician and facility payment 0-Day (all other BPH procedures are 90 days) Global Period1 1. Global Period is the follow‐up period during which charges for normal post‐operative care are bundled into the global surgery fee. 0-Day Global Period is for minor procedure with related preoperative and postoperative relative values. 90-Day Global Period 83 is Major surgery with a 1‐day preoperative period and 90‐day postoperative period included in the fee schedule amount

# UroLift® System: Commercial Strategy

## Focused on Durable and Deep Account Penetration

| | Build the Brand | Adoption | Drive Patient Awareness | Pursue International Markets |
|---|---|---|---|---|
| **Strategies** | Build the Brand | Adoption | Drive Patient Awareness | Pursue International Markets |
| **Tactics** | • Positioning & Claims<br>– 5 Year data<br>– Economic value story<br>– The UroLift® System versus medication<br>– Bladder health | • Physician orientation to the UroLift System<br>– 90-120 day program | • Public Relations | • Selectively increase resources |
| | | • Sales Force Effectiveness<br>– Training & Marketing support<br>– Align compensation to adoption | • Digital Media | • Establish reimbursement |
| | • Conventions and Podium<br>– National and regional events | • Peer-to-Peer Education<br>– Proctorships<br>– Preceptor Programs | • Practice Materials | • Leverage Teleflex global infrastructure |

84

Teleflex®

Why is “Going Deep” So Important? Driving Consistent Utilization Produces better long term outcomes Ensures positive patient experiences Creates physician following of the UroLift® System 85

Account Adoption Takes Time 14 ◼ 2016 12 ◼ 2017 10 ◼ 2018 8 6 Account becomes active Cases 4 2 0 AugAug SeptSept OctOct NovNov DecDec Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec JanJan FebFeb Mar Apr Introduce Account Adoption Drivers UIP Reimbursement Additional Account • Physician training Stacks challenges Practice driving depth • Reimbursement cases for addressed education • Patient education first time 86

Building BPH Market Leadership with Clinical Data Clinical Program Rationale Targeted Studies Market leadership and share protection • MedLift Podium presence Expanded/maintained payor coverage • Real world retrospective registry New and niche market access • Urinary retention Competitive differentiation • Prospective registry Long term revenue growth! 87

Expanding UroLift® System Indications Recently received FDA 510(k) clearance for changes to the IFU for both UroLift® System and UroLift® 2 System devices: • Removal of obstructive median lobe contraindication • Addition of a median lobe indication • Lowered minimum age to men 45 and older (previous IFU 50 and older) Expands addressable US market by ~1.9M patients; UroLift® System now addresses ~90%-95% of the US market1,2,3,4 Strengthens market leadership position Methodical sales training process throughout 2018 1. NeoTract estimates based on IMS Health Data from Market Model 2017-19 for Investors 2-28-17 FINAL 2. Doo, Urology 2009; 73: 232-236. Ultrasound study of 157 men presenting with LUTS. Obstructive Middle Lobe was defined as high intravesical prostatic protrusion (IPP: grade 3, >10mm into bladder) and calculated as all patients with prostate contour Type 2 (2.5%) + 73.3% of patients with contour Type 3 (19.1%) = 16.5%. 3. Eckhardt, Neurourol and Urodynamics 2001; 20: 579-590; This paper discusses prostate volume distribution among 565 men with LUTS/BPH and suggests ~5% are > 80cc. 88 4. Mochtar, Eur Urol 2003; 44: 695-700; This paper discusses prostate volume distribution among 1859men with LUTS/BPH and suggests ~5-10% are > 80cc.

Real World Retrospective Study Data from >800 patients in “real world” setting consistent with randomized, five-year L.I.F.T. study Retention Cohort: 96% of catheterized patients who entered study in retention no longer required a catheter following the UroLift® System Enrollment will continue up to >2,000 patients 89

Significant OUS Milestones Achieved • Over 7,500 patients treated in Europe and Australia • Over 330 OUS urologists trained • UroLift® System registered in 18 countries • Strong Physician relationships in numerous countries • Positive European Association of Urology (EAU) guidelines recommendation • Positive NICE Guidance in UK • Prosthesis code with assigned payment in Australia • BPH-6 randomized study vs. TURP completed in Europe • Clinical studies in Australia, Europe, Canada published in peer-reviewed international journals (Eur Urol, BJUI, Can J Urol, Arch Esp Urol, Ind J Urol) 90 1. Estimates based on IMS data 2. IMS Health NDTI Urology Specialty Profile, July 2012-June 2013

UroLift® System Japan Strategy • Shonin submitted • Apply for and establish reimbursement • Work to build KOL support for product ahead of launch • Conduct post market clinical study as part of Shonin requirement • Leverage commercial direct presence in Japan 91

Interventional Urology Three Year Growth Strategy • Expand to select OUS countries • Collect clinical data to protect brand and expand indications • Leverage obstructive median lobe indication • UroLift ® System product enhancements • UroLift® 2 System launch • Increase U.S. physician utilization • Strategically expand sales force • Leverage expanded reimbursement coverage 92

93 David Sussman. D.O. FACOS Delaware Valley Urology 93

# Dr. David Sussman, DO, FACOS

- Practicing 25 years
- University of New England
- Specialize in lower urinary tract disorders
- Delaware Valley Urology is a large urology practice in southern NJ, with 30 physicians, all treating BPH
- Chief of Urology at Jefferson, NJ, Clinical Associate Professor, Department of Surgery, Division of Urology, Rowan University, Section Head of Female Urology and Voiding Dysfunction
- See ~50 patients weekly with BPH
- Adopted the UroLift® System due to minimal side-effects and dramatic benefits that are attractive to patients
- The UroLift System has become a significant part of our treatment algorithm for BPH and I treat 10-15 patients per month

DELAWARE VALLEY UROLOGY
DVU

Normal vs. Enlarged Prostate • As the prostate enlarges, pressure can be put on the urethra • Causes urinary problems Symptoms • Frequent urination Normal Prostate Anatomy Enlarged Prostate (BPH) Anatomy • Multiple trips to the bathroom at night BLADDER HYPERTROPHIED • Sudden urge to urinate DETRUSOR MUSCLE • Difficult or painful urination PROSTATE OBSTRUCTED • Weak or slow urine flow URETHRA URINARY FLOW • Incomplete elimination of urine • Stopping and starting of flow Roehrborn CG, McConnell JD. In: Walsh PC et al, eds. Campbell’s Urology. 8th ed. Philadelphia, Pa: Saunders; 2002:1297-1336.

Prevalence of Histologic BPH Increases with Age By the age of 60, prevalence approaches 70% 100 90 80 70 Pradhan (1975) Moore (1943) 60 Baron (1941) 50 Swyer (1944) 40 Harbitz (1972) 30 Fang-Liu (1991) Prevalence Prevalence (%) Franks (1954) 20 Holund (1980) 10 Karube (1961) 0 20-29 30-39 40-49 50-59 60-69 70-79 80-89 Age (year) Roehrborn CG, McConnell JD. In: Walsh PC et al, eds. Campbell’s Urology. 8th ed. Philadelphia, Pa: Saunders; 2002:1297-1336.

BPH Patient Pathway A Large Gap in Care Watchful Waiting Drugs Dropout Tissue Destructive Procedures: (Surgery/Thermal Ablation) Key No symptom Moderate relief with Significant relief with: outcomes relief potential for: • Potential for permanent • Lifetime pill taking sexual dysfunction, incontinence • Dizziness and stricture • Weakness • Post op catheter likely • Headaches • Traumatic patient experience • Sexual dysfunction • Long recovery time Source: NeoTract internal market estimates for 2016-17.

BPH Patient Pathway Earlier Treatment Watchful Drugs Dropout Tissue Destructive Waiting Procedures: (Surgery/Thermal Ablation) Key No symptom Moderate relief with Significant relief with: Significant relief with: outcomes relief potential for: • 0% new onset, sustained • Potential for permanent • Lifetime pill taking sexual dysfunction sexual dysfunction, incontinence • Dizziness • Office/Outpatient and stricture • Weakness • Rapid symptom relief • Post op catheter likely • Headaches • Mostly catheter free • Traumatic patient experience • Sexual dysfunction • High benefit to risk profile • Long recovery time Source: NeoTract internal market estimates for 2016-17.

BPH Drug Patients Are Not Satisfied • 2 out of 3 patients are not satisfied with the effectiveness of their medication1 • In a survey of men age > 50 seeing the urologist, 65% were interested in an alternative to medication2 • 48% patients do not have a clinically significant improvement in symptoms (< 4 point IPSS improvement)3 • 5ARI drugs take 3-6 months for symptom relief4,5 • Side-effects may include headaches, dizziness, asthenia, nasal congestion, loss of libido, ejaculatory dysfunction, erectile dysfunction6 Roehrborn CG, McConnell JD. In: Walsh PC et al, eds. 1 AUA Guidelines 2003; 2 Bachmann, Eur Urol 2014 May; 65(5): 931-42; 3 Miano, Med Sci Mont 2008; 14(7): RA94-102; 4 Wasson, Perspectives in Nursing 2000; Vol 1, No 3; 5 NIH U.S. National Library of Medicine – TURP patient instructions Urology. 8th ed. Philadelphia, Pa: Saunders; 2002:1297-1336.

Surgery is a Big Step for Patients • General anesthesia with operative risks - Transfusion, significant hematuria1 • Catheterization for days2 • 4-6 weeks irritative voiding symptoms1,3 • Up to 6 week recovery4,5 • Risk of permanent complications1 - Urinary incontinence - Ejaculatory dysfunction Only - Erectile dysfunction 0.3M (2.6%) - Urethral stricture elect surgery6,7 1 AUA Guidelines 2003; 2 Bachmann, Eur Urol 2014 May; 65(5): 931-42; 3 Miano, Med Sci Mont 2008; 14(7): RA94-102; 4 Wasson, Perspectives in Nursing 2000; Vol 1, No 3; 5 NIH U.S. National Library of Medicine – TURP patient instructions 6. Berry, J Urology 1984; 132: 474-479 7. NeoTract market estimates 2016-18

# Why a Truly Minimally Invasive Approach is Needed

- Approximately 7 million US men on BPH meds in 2016[4,5]
- Up to 70% not compliant in first year[1], yet don't want TURP
- By the time they elect TURP/laser, bladder can be weakened or permanently damaged[2]



Healthy Bladder
Bladder Worsens
Permanently Damaged
Disease Progression

We need to address obstruction earlier in the disease.
**The solution?**

**SAFER, BETTER,**
**EASIER PATIENT EXPERIENCE.**

DELAWARE VALLEY UROLOGY DVU

1 Cindolo, et al. Eur Urol 2015;
2 Flannigan, et al. J Urol 1998;
3 Lukacs, et al. Eur Urol 2013; Strope. Urology 2015
4 NeoTract internal market estimates for 2016
5. Estimates based on IMS Data

The UroLift® System Treatment

# The UroLift® System


UROLIFT
PET Suture
Nitinol
Capsular Tab
Stainless Steel
Urethral End Piece

## Simple, Straightforward Procedure Offering a Better Patient Experience

- The only treatment with 0% new, *sustained* sexual dysfunction
- Rapid relief and recovery in days, not months
- Lowest catheter rate of any BPH procedure
- Proven safety, efficacy and durability out to 5 years



**Apply Lidocaine Jelly/Oral Sedative**

Insert Delivery System

**Gently Push Tissue Aside**

Deploy Customized Implants (~4.5 Avg)

**Relieve Obstruction**

Same Day Discharge

DELAWARE VALLEY UROLOGY
DVU

Procedure Video

The UroLift® System Applications in My Practice

Who is the Ideal UroLift® System Patient? Potentially ANY BPH/LUTS Patient: • Who has only modest symptomatic relief from medications • Are frustrated by side-effects, costs, or daily hassle of medication • Don’t want to try meds • Want to preserve sexual function And Especially: • Those concerned about possible TURP/laser risks, complications, and QoL impact, and want a more rapid return to daily life, decline surgery • Poor surgical candidates

The UroLift® System Offers My Patients a New Treatment Option Minimally Invasive Moderately Invasive Surgery Tissue Tissue preservation Tissue ablative Tissue removal Site of Service Office/ASC Office/ASC Hospital likely Rapid Moderate Longer Recovery (days) (weeks) (months) Post-Op Catheter Unlikely Likely Nearly always Rapid Delayed Protracted Time to Relief (by 2 weeks) (>month) (months) No long-term Side Effects Some risk of long-term Higher risk of long-term (e.g. Ejac Dysf., ED, SUI)

Advantages of the UroLift® System in the Office or ASC Patient • Less anxiety, familiar surroundings, easier scheduling • Fewer risks • Faster recovery • Minimal anesthesia Urologist • Easy to learn • Efficient • 0 day global period • Happy patient = happy staff

Case Example • Recently treated a patient age 65 with bothersome obstructive symptoms • Decreased flow, hesitancy, nocturia (waking to urinate 2 time nightly) and very unhappy with current status • IPSS 22 • Tried medication which was somewhat helpful, but unhappy with sexual side effects • Discussed the UroLift® System as an option, performed prostate ultrasound and cystoscopy, and determined he was a good candidate • Performed in the office with return to work in 48 hours • First post-op visit had seen improved flow and less hesitancy • Second post-op visit nocturia 0-1, IPSS 8, patient off medications and very pleased • Referred his neighbor!

110 Gregg R. Eure. M.D., FACS Urology of Virginia 110

# Dr. Gregg Eure, MD, FACS

- Urology of Virginia
- Eastern Virginia Medical School
- UroLift® Center of Excellence
- 33 Urologists Private Practice/Medical School Affiliation
- BPH/Men's Health Focus
- International expert GreenLight laser for BPH
- UroLift® System investigator and trainer
- MedLift trial, real world trial, device consulting

EVMS
Eastern Virginia Medical School
Urology of Virginia

UroLift® System Experience • ~400 cases, began 3/15 • Outpatient, anesthesia • Initial patient selection: “difficult, late-stage patients” • Good results • Minimal complications

UroLift® System Clinical Data Overview

The UroLift® System Prostatic Urethral Lift (PUL) • 2 randomized clinical trials • Long-term (5 year) data “The PUL clinical publication record is flawless. Every patient • 7 single arm studies treated under a clinical protocol appears in at least one peer- reviewed publication. The outcomes from the numerous • studies are consistent, Multiple meta-analyses demonstrating rapid relief within two weeks and sustained improvement in symptoms, quality of life and urinary flow.” • 515 patients treated under study protocols - Claus Roehrborn, MD • Over 1,000 patient-years in publications

How We Evaluate Patients and Treatment Effects • IPSS/AUASI score • Quality of Life score (QoL) • Post Void Residuals (PVR) • Flow rates (Qmax) • Rx satisfaction also measured in my practice

The L.I.F.T. Study Luminal Improvement Following Prostatic Tissue Approximation for the Treatment of LUTS • This is the largest, prospective, randomized study of the Prostatic Urethral Lift (PUL) procedure • This study was the basis for FDA De Novo approval • 19 centers (14 USA, 3 Australia, 2 Canada) • 206 subjects • 2:1 Randomization Prostatic Urethral Lift vs. Sham - Sham: rigid cystoscopy w/ surgical screen, biopsy device for delivery system noises • Blinded (subject and assessor) • Data monitoring & clinical events committees • Independent reviewers: Uroflow, Cystoscopy • Follow up to 5 years, high quality study (74% pts available at 5 years)

5 Year Data Demonstrates Outcomes are Rapid, Durable and Reproducible


Rapid and Durable Efficacy
IPSS
30
20
10
0
QoL
6
3
0
Qmax
16
12
8
4
0
12
24
36
48
60
Months


Surgical Retreatment Rates
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
UroLift System 1,2
TURP 5,6
Laser 7,8
TUMT 2,3
TUNA 2,4
3 year data
4 year data
5 year data

1 Roehrborn, AUA 2017 L.I.F.T. study 5 year presentation; 2 Roehrborn, Can J Urol 2015; 22(3): 7772-7782; 3 yr UroLift data, 3 year TUMT and TUNA data; 3 5-year TUMT data - Mynderse, J Urol 201; 4 5 year data for TUNA, Hill,J Urol, 2015; 5 Madersbacher, Eur Urol 2005; 47: 499-504; 6 Lukacs, Eur Urol 2013; 64: 493-501; 7 Yamada, J Endourol 2016; 30(12): 1306-1311; 8 Hai, Urol 2009; Malde, J Endourol, 2012, Reikenm J Urol, 2009

EVMS Eastern Virginia Medical School

Urology of Virginia

L.I.F.T. Study Safety Profile: Minimal Morbidity Most common adverse events were mild to moderate and typically resolved by 2-4 weeks PUL Subjects Control Subjects Dysuria 34% 17% Hematuria 26% 5% Pelvic pain 18% 5% Urgency 7% 0% Urge 4% 2% Incontinence UTI 3% 2% No incidence of de novo sustained ejaculatory or erectile dysfunction 1 Roehrborn, et al., J Urol 2013: 190: 2162-2167; 2 Roehrborn, et al., Can J Urol 2015; 22(3): 7772-7782

Uniquely Avoids Sexual Dysfunction Erectile Dysfunction ED EjD • Surgery: 3%-10% Surgery: • Thermal: 0%-3% TURP1 10% 65% • ® 3 The UroLift System : 0% PVP1 7% 42% HoLEP1 3% 59% Ejaculatory Dysfunction Minimally Invasive: • Surgery: 42%-65% TUNA1 3% 4% • Thermal: 4%-16% TUMT1 3% 5%-16% • The UroLift® System3: 0% Rezum2 0% 7% UroLift3 0% 0% 1. AUA 2010 BPH Guidelines; 2 McVaryangf, Gange, et al. J Sex Med 2016;13:924-933; 3. No new onset, sustained Sexual Dysfunction, McVary, Gange, et al. J Sex Med 2014; 11: 279-287 (supported by every other study as well)

Reproducible Results Across Studies



RAPID
DURABLE
AUASI
QOL
Qmax (ml/s)
30
20
10
0
6
4
2
0
20
10
0
0
1
2
Years
3
4
5
LIFT IDE Randomized Study
LOCAL IDE Study
European Multicenter Study
BPH6 Randomized Study
Australian Multicenter Study

Sources: Roehrborn, et al., J Urol April 2017; 197 (4): e511. Gratzke, et al. BJU Int 2016 Nov 14, doi: 10.1111/bju.13614. Chin, et al., Urology 2012 Jan; 79(1): 5-11. Shore, et al., Can J Urol 2014; 21(1): 7094-7101. Sonksen, et al. Eur Urol 2015; 68: 643-652. Roehrbom Can J Urol 2015.

EVMS
Eastern Virginia Medical School
Urology of Virginia

My Early Outcomes 25 L.I.F.T. Study… 20 Eure (n=34) 15 10 Mean AUASI Mean 5 0 0 3 6 9 12 Time (months) • ~400 Pt treated to-date, F/U for 12 months • 11 with known bladder issues • Not plotted: Retention Pts AUASI @ 2 weeks: 3, 7 (n=2) • 1 pt progressed to TUIP/TURP • Baseline AUASI reflects medical tx for 34 pts • 1 pt Cysto & Fulguration

Pre Op: 85 yo with BPH and associated urge and urge incontinence, failed med rx. On Plavix, TRUS 26 gms Post Op

Pre Op: 68 yo with BPH and OAB with impaired Post Op: contractility. AUA 24, TRUS 47 gms; PVR 315 At 3 wks: AUA 4 and PVR 86 cc

New Expanded Indication

Expanding The UroLift® System Indications Recent FDA 510(k) clearance for changes to the IFU for both The UroLift® System and The UroLift® 2 System devices: • Removal of obstructive median lobe contraindication • Addition of a median lobe indication • Lowered minimum age to men 45 and older (previous IFU 50 and older) Expands addressable US market by ~1.9M patients; The UroLift System now addresses ~90%-95% of the US market1,2,3,4 1. NeoTract estimates based on IMS Health Data from Market Model 2017-19 for Investors 2-28-17 FINAL 2. Doo, Urology 2009; 73: 232-236. Ultrasound study of 157 men presenting with LUTS. Obstructive Middle Lobe was defined as high intravesical prostatic protrusion (IPP: grade 3, >10mm into bladder) and calculated as all patients with prostate contour Type 2 (2.5%) + 73.3% of patients with contour Type 3 (19.1%) = 16.5%. 3. Eckhardt, Neurourol and Urodynamics 2001; 20: 579-590; This paper discusses prostate volume distribution among 565 men with LUTS/BPH and suggests ~5% are > 80cc. 4. Mochtar, Eur Urol 2003; 44: 695-700; This paper discusses prostate volume distribution among 1859men with LUTS/BPH and suggests ~5-10% are > 80cc.

Ability to Treat More Patients Can now treat up to 95% of patients based on label indications Patient Fallout Before Indication No Visible Possible Obstructive Obstructive Median Lobe Median Lobe Median Lobe 85% 10% 5% of pts. of pts. of pts.

MedLift Study Overview • FDA IDE study • 9 US centers • 45 subjects • Single-arm study • Follow-Up at 1, 3, 6, 12 months • Independent review of cystoscopy videos and uroflow over-reads • Independent Clinical Events Committee adjudicated all AE

MedLift Results: All Endpoints Met

Median Lobe Cases 2/13/2018 Case 1 Case 2 Case 3 Before After LL Treatment After ML Treatment Deployments 6/6 LL 5/5 LL 6/7 LL 1/1 ML 2/3 ML 1/1 ML

Impact on My Practice Since Adopting the UroLift® System • More favorable treatment to offer patients • More procedural oriented practice • OR/Procedure days increased 3X • More productive • More opportunity to “fix” and satisfy patients

131 Question and Answer Session 131

132 Thomas Powell Executive Vice President and Chief Financial Officer 132

Shareholder Value Creation: 2015 - 2017 Shareholder Value Creation Revenue Gross Margin Expansion SG&A / R&D Productivity Tax ✓ 4% annual average ✓ Footprint ✓ Management and ✓ Efficient tax structure organic constant consolidation salesforce ✓ 1 Geographic mix currency growth ✓ reorganizations Cost improvement ✓ ✓ Differentiated programs ✓ Leverage of shared Access to OUS cash Products service operations ✓ Distributor ✓ Consistent pricing conversions ✓ M&A integration improvements optimization ✓ Mix benefit ✓ New Products ✓ Contribution from M&A Adjusted Earnings Per Share CAGR: 13.5% 1. Approximate average of annual organic constant currency revenue growth from 2015 though 2017 133 See Appendices for reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures

2015 Analyst Day Targets and Execution 2015 Analyst Day Implied Performance Based on Current 3-Year Target 2018 Financial Guidance Organic Constant Currency 5% - 6% 2018 guidance: 5% - 5.5% Revenue Growth Adjusted Gross Margin Expansion +350 – 400 bps 480 to 530 bps over 2016 - 2018 Adjusted Operating Margin Expansion +350 – 400 bps 460 to 500 bps over 2016 - 2018 Adjusted Tax Rate 22% - 23% 15% - 16% expected in FY 2018 Free Cash Flow1 $325 - $350M by 2018 ~$375m expected in FY 2018 134 1. Defined as Cash Flow from operations less Capital Expenditures. See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results

Shareholder Value Creation Teleflex stock compared to S&P 500 and IShares medical device ETF (trailing three years) TFX: 121% IShares Medical Device Index: 63% S&P 500: 26% 2018 135

Reaffirming 2018 Guidance 1 Constant currency revenue growth expected to be 12% to 13% 2 Organic constant currency revenue growth expected to be 5% to 5.5% 3 Adjusted gross margin expected to be 57.5% to 58% 4 Adjusted operating margin expected to be 26.1% to 26.5% 5 Adjusted earnings per share expected to be $9.70 to $9.90 See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results 136

Future Shareholder Value Creation: 2019 – 2021 1 Accelerated and Sustained Organic Revenue Growth 2 Margin Expansion from Multiple Drivers 3 Efficient Capital Deployment 137

Financial Objectives 2019 - 2021 1 Average organic constant currency revenue growth of between 6% and 7% from 2019 through 2021 2 Adjusted gross margin of between 60% and 61% by 2021 3 Adjusted operating margin of between 30% and 31% by 2021 Average adjusted tax rate of between 16% and 17.5% from 2019 4 through 2021 5 Average free cash flow generation of between $500 million and $550 million from 2019 through 2021 138

Organic Constant Currency Revenue Growth and Assumptions 2015 – 2017 1 2018 2019 – 2021 ~4% 5% - 5.5% 6% - 7% 2019 – 2021 growth assumes base business contribution of 4% coupled with NeoTract and Vascular Solutions adding between 2% to 3% 1 Approximate average of annual organic constant currency revenue growth from 2015 though 2017 139 Note: See appendices for reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures

Margin Expansion Objectives Adjusted Gross Margin Drivers of Expansion +200 to +350 bps • Higher margin product mix from recent +170 to scale acquisitions +220 bps 60% - 61% • Benefits from 2014 through 2017 57.5% - 58.0% restructuring initiatives • Previously completed +170 bps distributor conversions 55.8% +140 bps • Recently announced 2018 footprint 54.1% consolidation plans 52.7% Incremental Opportunities • M&A and new distributor conversions 2015 2016 2017 2018E 2021E 140 Note: See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results.

Margin Expansion Objectives Adjusted Operating Margin Drivers of Expansion +350 to +490 bps • Adjusted gross margin 30% - 31% improvement expected to contribute between 200 bps +100 to +140 bps and 350 bps 26.1%- • Improved operating leverage 26.5% from NeoTract and Vascular +100 bps Solutions acquisitions +260 bps 25.1% Incremental Opportunities 24.1% • M&A and new distributor conversions 21.5% 2015 2016 2017 2018E 2021E 141 Note: See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results.

# Restructuring Plans and OEM Initiative Expected to Drive Incremental Savings

| Dollars in Millions | 2014 – 2017 | 2018 – 2024 | Total |
|---|---|---|---|
| Total pre-tax savings | $45 | $62 to $82 | $107 to $127 |
| - 2014 to 2017 Restructuring | $45 | $31 to $45 | $76 to $90 |
| - 2018 Restructuring | -- | $25 to $30 | $25 to $30 |
| - OEM Initiative | -- | $6 to $7 | $6 to $7 |
| Total charges | $86 | $116 to $166 | $202 to $252 |

**Expect to Realize ~$25M to ~$35M of Pre-tax Savings Between 2019 and 2021**

In addition to the 2018 Manufacturing Footprint Realignment Plan, we have ongoing restructuring programs related to (i) the integration of Vascular Solutions into Teleflex; (ii) the centralization of certain administrative functions in our EMEA segment; (iii) the consolidation of our manufacturing operations (referred to as our 2016 and 2014 Footprint Realignment Plans); and (iv) other restructuring programs designed to improve operating efficiencies and reduce costs. We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment that do not meet the criteria for a qualified restructuring program ("the OEM initiative"), but the activities will result in cost savings (despite minimal costs expected to be incurred). With respect to our restructuring plans and programs and the OEM initiative, the table above summarizes (1) the estimated total restructuring and restructuring related charges and estimated annual pre-tax savings (including pre-tax savings related to the OEM initiative) and synergies once the programs are completed; (2) the restructuring and restructuring related charges incurred and estimated pre-tax savings realized through December 31, 2017; and (3) the restructuring and restructuring related charges expected to be incurred and estimated incremental pre-tax savings (including pre-tax savings related to the OEM initiative) and synergies estimated to be realized for these programs from January 1, 2018 through the anticipated completion dates.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring and similar activities; changes in the scope of restructuring plans and programs and the OEM initiative; unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings relating to programs involving the integration of acquired businesses are particularly difficult to forecast because the estimate of pre-tax savings, to a considerable extent, involves assumptions regarding operation of businesses during periods when those businesses were not administered by our management. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table above reflects changes from amounts previously estimated. In addition, the table above has been updated to remove estimated charges and pre-tax savings related to completed programs.

142

Note: Please see appendices slides for detailed restructuring plan summary and footnotes

Teleflex®

Adjusted Tax Rate Objectives Adjusted Tax Rate Rate Considerations Business Strategy 16% - 17.5% • Higher percentage of US revenues and profits from NeoTract and Vascular Solutions acquisitions drives tax rate higher 15%-16% 15.3% Interest • Lessening impact of interest deductions 2017 2018E 2019E2019E -- 2021E2021E 143 Note: See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results.

Free Cash Flow Objectives and Capital Allocation Priorities Free cash flow expected to average $500 - $550 million over the 2019 – 2021 time period Free Cash Flow Capital Allocation Priorities $500M - $550M • Footprint consolidation and other productivity investments • $0.34 per share quarterly dividend ~$375 • Distributor to direct conversions $357 $355 • Strategic and late stage technology acquisitions $242 2015 2016 2017 2018E2018 2019E2021E- 2021E 144 Note: See Appendices for reconciliation of actual and forecasted GAAP results to actual and forecasted adjusted results.

145 Liam Kelly President and Chief Executive Officer 145

Teleflex 2021: 3 Year Growth Drivers High growth company with gross and operating margin expansion Execute Leverage strategic global M&A Drive infrastructure Medium Continued utilization Invest in cadence of growth key disease growth of new products company states and product markets with gross and launches operating margin expansion 2018 2021 146

147 Question and Answer Session 147

THANK YOU 148

Appendices 149

Note on Non-GAAP Financial Measures The presentation to which these appendices are attached include references to the following non-GAAP financial measures: • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Organic constant currency revenue growth. This measure excludes (i) the impact of translating the results of international subsidiaries at different currency exchange rates from period to period; and (ii) the results of acquired businesses (other than acquired distributors) for the first 12 months following the acquisition date. • Adjusted diluted earnings per share. This measure excludes, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (C) to the reconciliation tables appearing in Appendices F, G, H, I and J; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; (vi) loss on extinguishment of debt; and (vii) tax adjustments identified in note (G) to the reconciliation tables appearing in Appendices F, G, H, I and J. In addition, the calculation of diluted shares within adjusted earnings per share for 2014, 2015, 2016 and 2017 gives effect to the anti-dilutive impact of the Company’s previously outstanding convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) other items identified in note (C) to the reconciliation table appearing in Appendices C and O. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, (i) the impact of restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) other items identified in note (C) to the reconciliation table appearing in Appendices D and P; and (iv) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (A) to the reconciliation table appearing in Appendices E and Q; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; and (v) tax adjustments identified in note (B) to the reconciliation tables appearing in Appendix E. • Free cash flow. This non-GAAP measure is based upon cash flow from continuing operations, adjusted to exclude capital expenditures.. 150

Note on Non-GAAP Financial Measures (cont’d) Tables reconciling historic and forecasted 2018 constant currency revenue growth, organic constant currency revenue growth, adjusted earnings per share, adjusted gross and operating margins, adjusted tax rate and free cash flow to the most directly comparable GAAP measures are set forth in the following appendices. In addition, the appendices include a table reconciling our goals related to free cash flow growth per year through 2021 to the most directly comparable GAAP measures. We have not provided a reconciliation of our goals related to constant currency revenue growth or organic constant currency revenue growth through 2021 to the most directly comparable GAAP measure because future changes in foreign exchange rates over the 2019 to 2021 period are not reasonably predictable. Similarly, we have not provided a reconciliation of our goals related to expansion of adjusted gross and operating margins or the adjusted tax rate during the three year period through 2021 to the most comparable GAAP measures because, in each case, the calculation of the GAAP measure would involve the addition of items (such as restructuring, restructuring related and impairment items, as well as acquisition, integration and divestiture related items) the occurrence or amount of which over the 2019 to 2021 period are not reasonably predictable. 151

# Appendix A – Reconciliation of Constant Currency and Organic Constant Currency Revenue Growth
## Dollars in Millions

| | Twelve Months Ended Revenue | | | | Twelve Months Ended Growth | | | |
|---|---|---|---|---|---|---|---|---|
| | 2014 | 2015 | 2016 | 2017 | 2014 | 2015 | 2016 | 2017 |
| Prior Year Ended Dec 31 Revenue As Reported | $1,696.3 | $1,839.8 | $1,809.7 | $1,868.0 | | | | |
| Foreign Currency | (6.2) | (129.1) | (15.6) | 12.6 | (0.3%) | (7.0%) | (0.9%) | 0.8% |
| Volume | 12.5 | 52.0 | 37.3 | 13.2 | 0.7% | 2.8% | 2.1% | 0.7% |
| New Products | 14.7 | 19.4 | 24.1 | 35.0 | 0.9% | 1.1% | 1.3% | 1.9% |
| Price | 23.9 | 12.8 | 7.8 | 11.7 | 1.4% | 0.7% | 0.4% | 0.6% |
| M&A | 98.6 | 14.8 | 4.7 | 205.8 | 5.8% | 0.8% | 0.3% | 10.9% |
| Year Ended Dec 31 Revenue As Reported | $1,839.8 | $1,809.7 | $1,868.0 | $2,146.3 | 8.5% | (1.6%) | 3.2% | 14.9% |
| GAAP Revenue Growth | $ 143.5 | $ (30.1) | $ 58.3 | $ 278.3 | 8.5% | (1.6%) | 3.2% | 14.9% |
| Less Foreign Currency Impact | $ 6.2 | $ 129.1 | $ 15.6 | $ (12.6) | | | | |
| Constant Currency Revenue Growth | $ 149.7 | $ 99.0 | $ 73.9 | $ 265.7 | 8.8% | 5.4% | 4.1% | 14.1% |
| Less M&A Impact | $ (98.6) | $ (14.8) | $ (4.7) | $ (205.8) | | | | |
| Organic Constant Currency Revenue Growth | $ 51.1 | $ 84.2 | $ 69.2 | $ 59.9 | 3.0% | 4.6% | 3.8% | 3.2% |
| 2015-2017 Three Year Average GAAP Revenue Growth | | | | | | | | 5.5% |
| 2015-2017 Three Year Average Organic Constant Currency Revenue Growth | | | | | | | | 3.9% |
| M&A Breakout | | | | | | | | |
| Vidacare | 79.9 | - | - | - | 4.7% | - | - | - |
| Vascular Solutions | - | - | - | 152.6 | - | - | - | 8.1% |
| NeoTract | - | - | - | 39.0 | - | - | - | 2.1% |
| Other | 18.7 | 14.8 | 4.7 | 14.2 | 1.1% | 0.8% | 0.3% | 0.7% |

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Appendix B – Reconciliation of 2017 Constant Currency Revenue Growth Dollars in Millions Twelve Months Ended % Increase / (Decrease) Total Currency Constant Currency December 31, 2017 December 31, 2016 Revenue Growth Impact Revenue Growth Vascular North America $ 313.6 $ 295.2 6.2% 0.1% 6.1% Interventional North America 220.6 82.4 167.6% 0.1% 167.5% Anesthesia North America 198.0 198.8 (0.4%) 0.1% (0.5%) Surgical North America 175.2 172.2 1.7% 0.1% 1.6% EMEA 552.7 510.9 8.2% 1.9% 6.3% Asia 269.2 249.4 7.9% 0.9% 7.0% OEM 183.0 161.0 13.7% 0.5% 13.2% All Other 234.0 198.1 18.1% 0.1% 18.0% Net Revenues $ 2,146.3 $ 1,868.0 14.9% 0.8% 14.1% 153

## Appendix C – Reconciliation of Adjusted Gross Profit and Margin
## Dollars in Thousands

| | Twelve Months Ended | | | |
|---|---|---|---|---|
| | December 31, 2014 | December 31, 2015 | December 31, 2016 | December 31, 2017 |
| Gross profit as-reported | $ 942,428 | $ 944,403 | $ 996,200 | $ 1,171,802 |
| Gross margin as-reported | 51.2% | 52.2% | 53.3% | 54.6% |
| Restructuring, restructuring related and impairment items (A) | 4,886 | 9,449 | 14,559 | 12,730 |
| Acquisition, integration and divestiture related items (B) | - | - | - | 10,795 |
| Other items (C) | - | - | - | 1,347 |
| Adjusted gross profit | $ 947,314 | $ 953,852 | $ 1,010,759 | $ 1,196,674 |
| Adjusted gross margin | 51.5% | 52.7% | 54.1% | 55.8% |
| Revenue as-reported | $ 1,839,832 | $ 1,808,690 | $ 1,868,027 | $ 2,146,303 |

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; and inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date). In 2017, the majority of these charges were related to our acquisitions of Vascular Solutions and NeoTract. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented.

(C) These are discrete items that occur sporadically and can affect period-to-period comparisons. In 2017, these items were related to the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions.

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Appendix D – Reconciliation of Adjusted Operating Profit and Margin Dollars in Thousands Twelve Months Ended December 31, 2014 December 31, 2015 December 31, 2016 December 31, 2017 Income from continuing operations before interest, loss on extinguishment of debt and taxes $ 284,862 $ 315,891 $ 319,453 $ 372,279 Income from continuing operations before interest, loss on extinguishment of debt and taxes margin 15.5% 17.5% 17.1% 17.3% Restructuring, restructuring related and impairment items (A) 28,749 17,314 74,559 29,371 Acquisition, integration and divestiture related items (B) (7,549) (3,498) (7,399) 38,802 Other items (C) 600 (3,040) 572 (551) Intangible amortization expense (D) 60,926 62,380 63,491 98,766 Adjusted income from continuing operations before interest, loss on extinguishment of debt and taxes $ 367,588 $ 389,047 $ 450,676 $ 538,667 Adjusted income from continuing operations before interest, loss on extinguishment of debt and taxes margin 20.0% 21.5% 24.1% 25.1% Revenue as-reported $ 1,839,832 $ 1,809,690 $ 1,868,027 $ 2,146,303 (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. In 2014 and 2015 the majority of these charges were related to facility consolidations. In 2016, these charges include; (i) charges related to facility consolidations, (ii) a pre-tax, non-cash $41.0 million impairment charge in connection with discontinuation of an in-process research and development project; (iii) $2.4 million in pre-tax, non-cash impairment charges related to two properties, one of which was classified as an asset held for sale. In 2017, the majority of these charges were related to facility consolidations. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. In 2014 and 2015, the majority of these charges were related to contingent consideration liabilities, somewhat offset by acquisition costs. In 2016, the majority of these charges included reversals related to contingent consideration liabilities, including $8.3 million related to the discontinuation of an in-process research and development project, and the gain on a sale of assets, somewhat offset by acquisition costs. In 2017, the majority of these charges were related to the acquisition of Vascular Solutions and NeoTract. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. In 2014, the majority of these charges were related to a verdict against the Company with respect to a non-operating joint venture. In 2015, the majority of these charges were related to the medical device excise tax and a litigation verdict against the Company with respect to a non-operating joint venture. In 2016, the majority of these charges were related to relabeling costs and costs associated with a facility that was exited. In 2017, the majority of these charges were related to litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions 155

# Appendix E – Reconciliation of Adjusted Tax Rate
## Dollars in Thousands

| | Twelve Months Ended | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | December 31, 2014 | | | December 31, 2015 | | | December 31, 2016 | | | December 31, 2017 | | |
| | Income from continuing operations before taxes | Taxes on income from continuing operations | Tax rate | Income from continuing operations before taxes | Taxes on income from continuing operations | Tax rate | Income from continuing operations before taxes | Taxes on income from continuing operations | Tax rate | Income from continuing operations before taxes | Taxes on income from continuing operations | Tax rate |
| GAAP basis | $220,110 | $28,650 | 13.0% | $244,646 | $7,838 | 3.2% | $245,725 | $8,074 | 3.3% | $284,911 | $129,648 | 45.5% |
| Restructuring, restructuring related and impairment charges | 28,749 | 7,882 | | 17,314 | 6,315 | | 74,559 | 25,463 | | 29,371 | 9,055 | |
| Acquisition, integration and divestiture related items | (7,549) | 147 | | (3,498) | 206 | | (4,020) | 1,224 | | 40,873 | 4,059 | |
| Other items (A) | 600 | 219 | | (3,040) | (1,129) | | 572 | 215 | | (551) | (1,145) | |
| Amortization of debt discount on convertible notes | 12,207 | 4,459 | | 13,179 | 4,806 | | 7,154 | 2,616 | | 881 | 322 | |
| Intangible amortization expense | 60,926 | 17,395 | | 62,380 | 16,558 | | 63,491 | 16,102 | | 98,766 | 27,690 | |
| Loss on extinguishment of debt | 0 | 0 | | 10,454 | 3,813 | | 19,261 | 7,046 | | 5,593 | 2,046 | |
| Tax adjustment (B) | 0 | 4,041 | | 0 | 18,957 | | 0 | 10,742 | | 0 | (101,352) | |
| Adjusted basis | $315,043 | $62,793 | 19.9% | $341,435 | $57,364 | 16.8% | $406,741 | $71,482 | 17.6% | $459,844 | $70,323 | 15.3% |

(A) Other items - In 2014, the majority of these charges were related to a verdict against the Company with respect to a non-operating joint venture. In 2015, the majority of these charges were related to the medical device excise tax and a litigation verdict against the Company with respect to a non-operating joint venture. In 2016, the majority of these charges were related to relabeling costs and costs associated with a facility that was exited. In 2017, the majority of these charges were related to litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs.

(B) Tax Adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, in 2017, these items include tax expense associated with the TCJA, which was enacted on December 22, 2017.

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Appendix F – Reconciliation of Adjusted Earning per Share Twelve Months Ended December 31, 2014 December 31, 2015 December 31, 2016 December 31, 2017 CAGR GAAP diluted earnings per share available to common shareholders $ 4.10 $ 4.91 $ 4.98 $ 3.33 (6.7%) GAAP year-over-year growth 19.8% 1.4% -33.1% Restructuring, restructuring related and impairment items (A) 0.45 0.23 1.03 0.44 Acquisition, integration and divestiture related items (B) (0.17) (0.09) (0.11) 0.79 Other items (C) 0.01 (0.04) 0.01 0.01 Amortization of debt discount on convertible notes (D) 0.17 0.17 0.10 0.01 Intangible amortization expense (E) 0.94 0.95 0.99 1.52 Loss on extinguishment of debt (F) — 0.14 0.26 0.08 Tax adjustments (G) (0.09) (0.39) (0.23) 2.17 Shares due to Teleflex under note hedge (H) 0.33 0.44 0.31 0.05 Adjusted diluted earnings per share available to common shareholders $ 5.74 $ 6.33 $ 7.34 $ 8.40 13.5% Adjusted year-over-year growth 10.3% 16.0% 14.4% 157

# Appendix G – Adjusted EPS from Continuing Operations Year Ended December 31, 2014
## Dollars in Millions, Except per Share Data

| | Cost of goods sold | Selling, general and administrative expenses | Research and development expenses | Restructuring and impairment charges | (Gain) loss on sale of business and assets | Interest expense, net | Loss on extinguishment of debt, net | Income taxes | Net income (loss) attributable to common shareholders from continuing operations | Diluted earnings per share available to common shareholders | Shares used in calculation of GAAP and adjusted earnings per share |
|---|---|---|---|---|---|---|---|---|---|---|---|
| GAAP Basis | $897.4 | $578.7 | $61.0 | $17.9 | — | $64.8 | — | $28.7 | $190.4 | $4.10 | 46,470 |
| Adjustments | | | | | | | | | | | |
| Restructuring, restructuring related and impairment items (A) | 4.9 | 5.9 | 0.1 | 17.9 | — | — | — | 7.9 | 20.9 | $0.45 | — |
| Acquisition, integration and divestiture related items (B) | — | (7.5) | — | — | — | — | — | 0.1 | (7.7) | ($0.17) | — |
| Other items (C) | — | 0.6 | — | — | — | — | — | 0.2 | 0.4 | $0.01 | — |
| Amortization of debt discount on convertible notes (D) | — | — | — | — | — | 12.2 | — | 4.5 | 7.7 | $0.17 | — |
| Intangible amortization expense (E) | — | 60.9 | — | — | — | — | — | 17.4 | 43.5 | $0.94 | — |
| Loss on extinguishment of debt (F) | — | — | — | — | — | — | — | — | — | — | — |
| Tax adjustments (G) | — | — | — | — | — | — | — | 4.0 | (4.0) | ($0.09) | — |
| Shares due to Teleflex under note hedge (H) | — | — | — | — | — | — | — | — | — | $0.33 | (2,738) |
| Adjusted basis | $892.5 | $518.8 | $60.9 | — | — | $52.5 | — | $62.8 | $251.2 | $5.74 | 43,732 |

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# Appendix H – Adjusted EPS from Continuing Operations Year Ended December 31, 2015
## Dollars in Millions, Except per Share Data

| | Cost of goods sold | Selling, general and administrative expenses | Research and development expenses | Restructuring and impairment charges | (Gain) loss on sale of business and assets | Interest expense, net | Loss on extinguishment of debt, net | Income taxes | Net income (loss) attributable to common shareholders from continuing operations | Diluted earnings per share available to common shareholders | Shares used in calculation of GAAP and adjusted earnings per share |
|---|---|---|---|---|---|---|---|---|---|---|---|
| GAAP Basis | $865.3 | $569.0 | $52.1 | $7.8 | ($0.4) | $60.8 | $10.5 | $7.8 | $236.0 | $4.91 | 48,058 |
| Adjustments | | | | | | | | | | | |
| Restructuring, restructuring related and impairment items (A) | 9.4 | 0.0 | — | 7.8 | — | — | — | 6.3 | 11.0 | $0.23 | — |
| Acquisition, integration and divestiture related items (B) | — | (3.1) | — | — | (0.4) | — | — | 0.2 | (3.7) | ($0.09) | — |
| Other items (C) | — | (3.0) | — | — | — | — | — | (1.1) | (1.9) | ($0.04) | — |
| Amortization of debt discount on convertible notes (D) | — | — | — | — | — | 13.2 | — | 4.8 | 8.4 | $0.17 | — |
| Intangible amortization expense (E) | — | 62.4 | — | — | — | — | — | 16.6 | 45.8 | $0.95 | — |
| Loss on extinguishment of debt (F) | — | — | — | — | — | — | 10.5 | 3.8 | 6.6 | $0.14 | — |
| Tax adjustments (G) | — | — | — | — | — | — | — | 19.0 | (19.0) | ($0.39) | — |
| Shares due to Teleflex under note hedge (H) | — | — | — | — | — | — | — | — | — | $0.44 | (3,350) |
| Adjusted basis | $855.8 | $512.7 | $52.1 | — | — | $47.6 | — | $57.4 | $283.2 | $6.33 | 44,708 |

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# Appendix I – Adjusted EPS from Continuing Operations Year Ended December 31, 2016
## Dollars in Millions, Except per Share Data

| | Cost of goods sold | Selling, general and administrative expenses | Research and development expenses | Restructuring and impairment charges | (Gain) loss on sale of business and assets | Interest expense, net | Loss on extinguishment of debt, net | Income taxes | Net income (loss) attributable to common shareholders from continuing operations | Diluted earnings per share available to common shareholders | Shares used in calculation of GAAP and adjusted earnings per share |
|---|---|---|---|---|---|---|---|---|---|---|---|
| GAAP Basis | $871.8 | $563.3 | $58.6 | $59.2 | ($4.4) | $54.5 | $19.3 | $8.1 | $237.2 | $4.98 | 47,646 |
| Adjustments | | | | | | | | | | | |
| Restructuring, restructuring related and impairment items (A) | 14.6 | 0.7 | 0.0 | 59.2 | — | — | — | 25.5 | 49.1 | $1.03 | — |
| Acquisition, integration and divestiture related items (B) | — | (3.0) | — | — | (4.4) | 3.4 | — | 1.2 | (5.2) | ($0.11) | — |
| Other items (C) | — | 0.5 | 0.0 | — | — | — | — | 0.2 | 0.4 | $0.01 | — |
| Amortization of debt discount on convertible notes (D) | — | — | — | — | — | 7.2 | — | 2.6 | 4.5 | $0.10 | — |
| Intangible amortization expense (E) | — | 63.1 | 0.4 | — | — | — | — | 16.1 | 47.4 | $0.99 | — |
| Loss on extinguishment of debt (F) | — | — | — | — | — | — | 19.3 | 7.0 | 12.2 | $0.26 | — |
| Tax adjustments (G) | — | — | — | — | — | — | — | 10.7 | (10.7) | ($0.23) | — |
| Shares due to Teleflex under note hedge (H) | — | — | — | — | — | — | — | — | — | $0.31 | (2,025) |
| Adjusted basis | $857.3 | $502.0 | $58.1 | — | — | $43.9 | — | $71.5 | $334.8 | $7.34 | 45,621 |

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# Appendix J – Adjusted EPS from Continuing Operations Year Ended December 31, 2017
## Dollars in Millions, Except per Share Data

| | Cost of goods sold | Selling, general and administrative expenses | Research and development expenses | Restructuring and impairment charges | (Gain) loss on sale of business and assets | Interest expense, net | Loss on extinguishment of debt, net | Income taxes | Net income (loss) attributable to common shareholders from continuing operations | Diluted earnings per share available to common shareholders | Shares used in calculation of GAAP and adjusted earnings per share |
|---|---|---|---|---|---|---|---|---|---|---|---|
| GAAP Basis | $974.5 | $700.0 | $84.8 | $14.8 | — | $81.8 | $5.6 | $129.6 | $155.3 | $3.33 | 46,664 |
| Adjustments | | | | | | | | | | | |
| Restructuring, restructuring related and impairment items (A) | 12.7 | 0.8 | 1.0 | 14.8 | — | — | — | 9.1 | 20.3 | $0.44 | — |
| Acquisition, integration and divestiture related items (B) | 10.8 | 27.8 | 0.2 | — | — | 2.1 | — | 4.1 | 36.8 | $0.79 | — |
| Other items (C) | 1.3 | (1.9) | — | — | — | — | — | (1.1) | 0.6 | $0.01 | — |
| Amortization of debt discount on convertible notes (D) | — | — | — | — | — | 0.9 | — | 0.3 | 0.6 | $0.01 | — |
| Intangible amortization expense (E) | — | 98.3 | 0.4 | — | — | — | — | 27.7 | 71.1 | $1.52 | — |
| Loss on extinguishment of debt (F) | — | — | — | — | — | — | 5.6 | 2.0 | 3.5 | $0.08 | — |
| Tax adjustments (G) | — | — | — | — | — | — | — | (101.4) | 101.4 | $2.17 | — |
| Shares due to Teleflex under note hedge (H) | — | — | — | — | — | — | — | — | — | $0.05 | (280) |
| Adjusted basis | $949.6 | $574.9 | $83.1 | — | — | $78.8 | — | $70.3 | $389.5 | $8.40 | 46,384 |

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Appendices F,G,H,I and J Tickmarks (A) Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. In 2014 and 2015 the majority of these charges were related to facility consolidations. In 2016, these charges include; (i) charges related to facility consolidations, (ii) a pre-tax, non-cash $41.0 million impairment charge and a $14.9 million reduction in related deferred tax liabilities in connection with discontinuation of an in-process research and development project; (iii) $2.4 million in pre-tax, non-cash impairment charges related to two properties, one of which was classified as an asset held for sale and (iv) a $0.7 million reduction in related deferred tax liabilities. In 2017, the majority of these charges were related to facility consolidations. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. In 2014 and 2015, the majority of these charges were related to contingent consideration liabilities, somewhat offset by acquisition costs. In 2016, the majority of these charges were related to reversals related to contingent consideration liabilities, including $8.3 million related to the discontinuation of an in-process research and development project, and the gain on a sale of assets, somewhat offset by acquisition costs. In 2017, the majority of these charges were related to the acquisition of Vascular Solutions and NeoTract. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. In 2014, the majority of these charges were related to a verdict against the Company with respect to a non- operating joint venture. In 2015, the majority of these charges were related to the medical device excise tax and a litigation verdict against the Company with respect to a non-operating joint venture. In 2016, the majority of these charges were related to relabeling costs and costs associated with a facility that was exited. In 2017, the majority of these charges were related to litigation settlements, the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, the reversal of previously recognized income due to our distributor conversion in China, and relabeling costs. (D) Amortization of debt discount on convertible notes - When we sold $400 million principal amount of our 3.875% convertible notes (the “convertible notes”) in 2010, we allocated the proceeds between the liability and equity components of the debt, in accordance with GAAP. As a result, the $83.7 million difference between the proceeds of the sale of the convertible notes and the liability component of the debt constituted a debt discount that was to be amortized to interest expense over the approximately seven-year term of the convertible notes, which significantly increased the amount we recorded as interest expense attributable to the convertible notes. The amount of the amortization of the debt discount was reduced as a result of our repurchases of convertible notes in 2016 and 2017 and redemptions of the convertible notes by holders of the notes, although we continued to amortize the remaining portion of the debt discount to interest expense until August 2017, when all remaining convertible notes were either converted or matured. (E) Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (F) Loss on extinguishment of debt - In connection with debt refinancings, debt repayments, repurchases of convertible notes and redemptions of convertible notes, outstanding indebtedness is extinguished. These events, which have occurred from time to time on an irregular basis, have resulted in losses reflecting, among other things, unamortized debt issuance costs, as well as debt prepayment fees and premiums (including conversion premiums resulting from conversion of convertible securities). (G) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. In addition, in 2017, these items include tax expense associated with the TCJA, which was enacted on December 22, 2017. (H) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in the weighted average number of diluted shares. 162

Appendix K – Reconciliation of Free Cash Flow Dollars in Thousands Twelve Months Ended December 31, 2014 December 31, 2015 December 31, 2016 December 31, 2017 Net cash provided by operating activities from continuing operations $ 290,241 $ 303,446 $ 410,590 $ 426,301 Less: Capital expenditures 67,571 61,448 53,135 70,903 Free Cash Flow $ 222,670 $ 241,998 $ 357,455 $ 355,398 163

Appendix L – Reconciliation of 2015 Analyst Day Free Cash Flow Estimate Dollars in Millions 2018 Estimate Low High Forecasted net cash provided by operating activities from continuing operations $ 400 $ 430 Less: Forecasted capital expenditures 75 80 Forecasted Free Cash Flow $ 325 $ 350 164

Appendix M – Reconciliation of 2018 Constant Currency Revenue Growth Guidance Low High Forecasted GAAP Revenue Growth 15.0% 16.0% Estimated Impact of Foreign Currency Exchange Rate Fluctuations -3.0% -3.0% Forecasted Constant Currency Revenue Growth 12.0% 13.0% 165

Appendix N – Reconciliation of 2018 Constant Currency Revenue Growth and Organic Constant Currency Revenue Growth Guidance 2018 Guidance Low High GAAP Revenue Growth 15.0% 16.0% Impact of Foreign Currency Exchange Rate Fluctuations 3.0% 3.0% Constant Currency Revenue Growth 12.0% 13.0% M&A 7.0% 7.5% Organic Constant Currency Revenue Growth1 5.0% 5.5% 1 = includes approximately 1.5% of contribution from Vascular Solutions and NeoTract volume and new products. 166

Appendix O – Reconciliation of 2018 Adjusted Gross Margin Guidance Low High Forecasted GAAP Gross Margin 56.85% 57.50% Restructuring, restructuring related and impairment items (A) 0.60% 0.55% Acquisition, integration and divestiture related items (B) 0.05% 0.00% Other Items (C) 0.00% -0.05% Forecasted Adjusted Gross Margin 57.50% 58.00% (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date). Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) These are discrete items that occur sporadically and can affect period to period comparisons. For the three months ended April 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions. 167

Appendix P – Reconciliation of 2018 Adjusted Operating Margin Guidance Low High Forecasted GAAP Operating Margin 16.40% 17.00% Estimated restructuring, restructuring related and impairment items (A) 3.15% 3.10% Estimated acquisition, integration and divestiture related items (B) 0.60% 0.55% Estimated other items (C) 0.05% 0.00% Estimated intangible amortization expense (D) 5.90% 5.85% Forecasted Adjusted Operating Margin 26.10% 26.50% (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Our restructuring charges consist of termination benefits, contract termination costs, facility closure costs and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended April 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. (D) Certain intangible assets, including customer lists, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. 168

Appendix Q – Reconciliation of 2018 Estimated Adjusted Tax Rate Low High Forecasted GAAP Tax Rate 14% 15% Non-GAAP Adjustments (A) 1% 1% Forecasted Adjusted Tax Rate 15% 16% (A) Non-GAAP adjustments include discrete items that occur sporadically and can affect period-to-period comparisons, as well as tax adjustments which represent the impact of the expiration of applicate statutes of limitations for prior-year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. 169

Appendix R – Reconciliation of 2018 Adjusted Earnings per Share Guidance Low High Forecasted diluted earnings per share attributable to common shareholders $5.45 $5.55 Restructuring, restructuring related and impairment items, net of tax (A) $1.51 $1.55 Acquisition, integration and divestiture items, net of tax (B) $0.26 $0.28 Other items, net of tax (C) $0.01 $0.02 Intangible amortization expense, net of tax (D) $2.47 $2.50 Forecasted adjusted diluted earnings per share $9.70 $9.90 2015 2018 CAGR (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating 2015efficiencies through and2018 integrate CAGR acquired assuming businesses. the mid-point Our restructuring of 2018 charges adjusted consist earnings/share of termination benefits, guidance contract termination costs, facility$ 6.32 closure costs and$9.80 other exit costs associated15.7% with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental costs, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These costs may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended April 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. (D) Certain intangible assets, including customer lists, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. 170

Appendix S – Reconciliation of 2018 Estimated Free Cash Flow Dollars in Millions Forecasted net cash provided by operating activities from continuing operations $ 465 Less: Forecasted capital expenditures $ 90 Forecasted Free Cash Flow $ 375 171

# Appendix T – Restructuring Plan Summary

In addition to the 2018 Manufacturing Footprint Realignment Plan, we have ongoing restructuring programs related to (i) the integration of Vascular Solutions into Teleflex; (ii) the centralization of certain administrative functions in our EMEA segment; (iii) the consolidation of our manufacturing operations (referred to as our 2016 and 2014 Footprint Realignment Plans); and (iv) other restructuring programs designed to improve operating efficiencies and reduce costs. We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment that do not meet the criteria for a qualified restructuring program ("the OEM initiative"), but the activities will result in cost savings (despite minimal costs expected to be incurred). With respect to our restructuring plans and programs and the OEM initiative, the table below summarizes (1) the estimated total restructuring and restructuring related charges and estimated annual pre-tax savings (including pre-tax savings related to the OEM initiative) and synergies once the programs are completed; (2) the restructuring and restructuring related charges incurred and estimated pre-tax savings realized through December 31, 2017; and (3) the restructuring and restructuring related charges expected to be incurred and estimated incremental pre-tax savings (including pre-tax savings related to the OEM initiative) and synergies estimated to be realized for these programs from January 1, 2018 through the anticipated completion dates.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring and similar activities; changes in the scope of restructuring plans and programs and the OEM initiative; unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings relating to programs involving the integration of acquired businesses are particularly difficult to forecast because the estimate of pre-tax savings, to a considerable extent, involves assumptions regarding operation of businesses during periods when those businesses were not administered by our management. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below has been updated to remove estimated charges and pre-tax savings related to completed programs.

| Dollars in Millions | Estimated Total | Through December 31, 2017 | Estimated remaining from January 1, 2018 through December 31, 2024 |
|---|---|---|---|
| Restructuring charges | $106 to $125 | $42 | $64 to $83 |
| Restructuring related charges [1] | $96 to $127 | $44 | $52 to $83 |
| Total charges | $202 to $252 | $86 | $116 to $166 |
| OEM initiative pre-tax savings | $6 to $7 | – | $6 to $7 |
| Pre-tax savings[2,3] | $101 to $120 | $45 | $56 to $75 |
| Total pre-tax savings | $107 to $127 | $45 | $62 to $82 |

1. Restructuring related charges principally constitute pre-tax charges related to accelerated depreciation and other costs directly related to the plan, primarily costs to transfer manufacturing operations to the new location and project management costs, as well as a charge associated with our exit from the facilities that is expected to be imposed by the taxing authority in the affected jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized in costs of goods sold.

2. Approximately 65% of the pre-tax savings are expected to result in reductions to cost of goods sold. As previously disclosed, during 2016, in connection with our execution of the 2014 Footprint realignment plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduced the annual savings we anticipated at the inception of the program). However, we also expect to achieve improved pricing on these kits to offset the cost, which is expected to result in estimated annual increased revenues of $5 million to $6 million, which is not reflected in the table above. We realized a $1.0 million benefit resulting from this incremental pricing in 2017. Moreover, during the fourth quarter of 2017, we entered into an agreement with an alternate provider for the development and supply of a component to be included in certain kits sold by our Vascular and Anesthesia North America operating segments. The agreement will result in increased development costs, but is expected to reduce the cost of the component supply, once the supply becomes commercially available, as compared to the costs incurred with respect to our current suppliers. Therefore, we anticipate a net savings from the agreement, which is reflected in the table above.

3. While pre-tax savings address anticipated cost savings to be realized with respect to our historical expense items, they also reflect anticipated efficiencies to be realized with respect to increased costs that otherwise would have resulted from our acquisition of Vascular Solutions and Pyng Medical Corp. ("Pyng"), which we acquired in 2017. In this regard, the pre-tax savings are expected to result from the elimination of redundancies between our operations and Vascular Solutions' and Pyng's operations, principally through the elimination of personnel redundancies.

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Appendix U – 2018 Restructuring Plan Summary On May 1, 2018, we initiated a restructuring plan involving the relocation of certain manufacturing operations to an existing lower-cost location, the outsourcing of certain distribution operations and related workforce reductions. These actions are expected to commence in the second quarter 2018 and are expected to be substantially completed by the end of 2024. We estimate that we will incur aggregate pre-tax restructuring and restructuring related charges in connection with the 2018 Footprint realignment plan of $102 million to $133 million, of which, we expect $55 million to $72 million to be incurred in 2018 and most of the balance is expected to be incurred prior to the end of 2024. We estimate that $99 million to $127 million of these charges will result in future cash outlays, of which, $9 million to $10 million is expected to be made in 2018 and most of the balance is expected to be made by the end of 2024. Additionally, we expect to incur $19 million to $23 million in aggregate capital expenditures under the plan, of which, up to $1 million is expected to be incurred during 2018 and most of the balance is expected to be incurred by the end of 2021. We expect to begin realizing plan-related savings in 2018 and expect to achieve annual pre-tax savings of $25 million to $30 million once the plan is fully implemented. 173

Appendix V – Reconciliation of 2019 to 2021 Estimated Average Free Cash Flow Dollars in Millions 2019 to 2021 Average Low High Forecasted net cash provided by operating activities from continuing operations $ 590 $ 620 Less: Forecasted capital expenditures $ 90 $ 70 Forecasted Free Cash Flow $ 500 $ 550 174